UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 2, 2008
Scorpion Performance, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-52859	65-0979606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3000 SW 4th Avenue, Fort Lauderdale, Florida 33315
(Address of Principal Executive Offices) (Zip Code)
(954) 779-3600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On May 2, 2008, Scorpion Performance, Inc. (the “Company”) entered into a Stock Purchase Agreement with Yali Golan, a director and beneficial shareholder of the Company, to buy back 10,000,000 shares of the Company’s common stock held by Mr. Golan and his spouse, Leslie Golan, as joint tenants (the “Shares”) for an aggregate purchase price of $2,500,000. Under the terms of the Stock Purchase Agreement, the Company purchased the Shares at a price of $0.25 per Share with a cash purchase price of $500,000 and the balance of $2,000,000 in the form of a Note secured by and subject to a Mortgage and Security Agreement on the Company’s primary manufacturing facility and real property located in Broward County, Florida.
     The Company will hold the Shares, representing approximately 30% of the issued and outstanding voting capital stock of the Company, in escrow until the Note is paid in full at which time, the Shares will be retired to the treasury of the Company. Until the Note is paid in full, the Company, or its designees, will control the voting rights of the Shares.
     Management’s approval to buy back the Shares was based on, among other things, it’s belief (i) that the buy back of the Shares is in the best interests of the Company’s shareholders based on the anticipated benefit of improving capitalization by ultimately reducing the number of shares of common stock issued and outstanding; (ii) that the purchase price of $.25 per share is a favorable price based on sales of the Company’s common stock at prices ranging from $0.50 to $3.00 per share in private or exempt transactions; and (iii) that the Company has adequate cash on hand to facilitate the buy back.
     The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached as Exhibit 10.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement.
     Under the terms of the Note executed on May 2, 2008, the Company will pay $2,000,000, together with 7% interest per annum payable monthly to the Golans in an amount that would result in equal monthly payments being made until final payment of the remaining balance due on January 1, 2013 (the “Due Date”). There is no prepayment penalty under the Note and the Company reserves the right to withhold payments due under the Note in the event of breach of the Stock Purchase Agreement by the Golans.
     The Company has the option to pay interest only at a rate of 10% per annum on the outstanding balance of the Note until the Due Date, at which time a balloon payment will be due. The Company may also extend the Due Date of the Note for one additional five-year period. If the Company opts to extend the Note, the Company will pay principal and interest in the amount of the greater of 10% per annum or prime plus 4% per annum on the remaining balance by making monthly payments to the Golans in an amount that would result in equal monthly payments being made until final payment of the remaining balance on January 1, 2018.
     The Note is secured by and subject to a Mortgage and Security Agreement on the Company’s primary manufacturing facility and real property located at 3000 SW 4th Avenue, Fort Lauderdale, Florida. Under the terms of the Mortgage and Security Agreement executed on May 2, 2008, the Company retains the rights to collect all rents, issues and profits from the property and has the right to cure any Event of Default, as that term is defined in the Note, upon 30 days notice from the Golans.
     The foregoing summaries of the Note and Mortgage and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Note, attached as Exhibit 10.2, and the Mortgage and Security Agreement, attached as Exhibit 10.3 to this Form 8-K.
Item 3.03. Material Modification to Rights of Security Holders.
     Under the terms of Lock Up Letter Agreements, dated August 28, 2007, copies of which were filed as exhibits to the Company’s Form 10-SB, filed with the Commission on October 12, 2007, the principal shareholders agreed not to sell their shares of the Company’s common stock until December 12, 2008. To facilitate the Company’s buy back of the Golans’ Shares, all of the shareholders subject to the lock up restrictions, amended the Lock Up Letter Agreements to permit a transfer of the shares to the Company as a permitted transferee. A copy of the Addendum, dated May 2, 2008, is attached hereto as Exhibit 4.1
Item 5.01 Changes in Control of Registrant
     As a result of the transactions contemplated by the Stock Purchase Agreement, Robert and Teresa Stopanio, who jointly own 10,000,000 shares or approximately 30% of the voting stock of the Company, may, as officers of the Company, control the voting rights to an aggregate of 20,000,000 shares or approximately 60% of the voting capital stock of the Company. The following table shows the number of shares and percentage of all shares of common stock issued and outstanding as of May 5, 2008, held by any person known to the Company to be the beneficial owner of 5% or more of the Company’s outstanding common stock, by each executive officer and director, and by all directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares beneficially owned.

		Amount and
		Nature of
		Beneficial
Title of Class	Name and Address of Beneficial Owner	Ownership	% of Class
Common	Robert Stopanio(1)(2)(3)	10,000,000	30%
Stock	3000 SW 4th Avenue Fort Lauderdale, Florida 33315

Common	Teresa Stopanio(1)(2)(3)	10,000,000	30%
Stock	3000 SW 4th Avenue Fort Lauderdale, Florida 33315

Common	Scorpion Performance, Inc. (2)(3)	10,000,000	30%
Stock	3000 SW 4th Avenue Fort Lauderdale, Florida 33315

Common	Karen Rodgers	—	—
Stock	3000 SW 4th Avenue Fort Lauderdale, Florida 33315

	All current officers and directors as a	20,000,000	60%
	group (3 persons)

(1)	Robert and Teresa Stopanio are husband and wife and hold an aggregate of 10,000,000 shares of common stock as joint tenants with right of survivorship. Mr. Stopanio is our President and Principal Executive Officer; Mrs. Stopanio is our Office Manager and oversees general administrative functions of the Company and its subsidiaries.

(2)	The shares were acquired by the Company from Yali Golan and Leslie Golan pursuant to the Stock Purchase Agreement dated May 2, 2008. Under the terms of the Stock Purchase Agreement, the Golans transferred to the Company all of the voting rights in and to the shares. As officers of the Company, Robert and/or Teresa Stopanio may be designated by the Company, as proxy, to vote the Shares at any meeting of the shareholders of the Company and/or upon any and all matters to be decided by a vote of the shareholders eligible to vote.

(3)	The shares are subject to lock-up agreements dated August 28, 2007, as amended on May 2, 2008, which restrictions expire or otherwise terminate on December 12, 2008.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     As a condition of the Stock Purchase Agreement, Yali Golan tendered his resignation as director and officer of the Company, effective May 2, 2008. Until such time as a replacement is selected or the shareholders elect another director, Robert Stopanio shall serve as the Company’s sole director.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

4.1	Addendum to Lock Up Letter Agreements, dated May 2, 2008.

10.1	Stock Purchase Agreement, dated May 2, 2008.

10.2	Secured Note, dated May 2, 2008.

10.3	Mortgage and Security Agreement, dated May 2, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 5, 2008

Scorpion Performance, Inc.
/s/ Robert Stopanio
Robert Stopanio
President and Principal Executive Officer